Exhibit 4.2
                                                                     -----------

                         SUBSEQUENT TRANSFER INSTRUMENT

                  Pursuant to this Subsequent Transfer Instrument, dated December 28, 1999 (the "Instrument"), among Salomon Brothers Mortgage Securities VII, Inc. as seller (the "Depositor") and Norwest Bank Minnesota, National Association as trustee (the "Trustee") of the Salomon Brothers Mortgage Securities VII, Inc., Floating Rate Mortgage Pass-Through Certificates, Series 1999-AQ2, and pursuant to the Pooling and Servicing Agreement, dated as of November 1, 1999 (the "Pooling and Servicing Agreement"), among the Depositor as depositor, Ameriquest Mortgage Company as master servicer and the Trustee as trustee, the Depositor and the Trustee agree to the sale by the Depositor and the purchase by the Trustee on behalf of the Trust Fund, of the Mortgage Loans listed on the attached Schedule of Mortgage Loans (the "Subsequent Mortgage Loans").

                  Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

                  Section 1.        Conveyance of Subsequent Mortgage Loans.

                  (a) The Depositor does hereby sell, transfer, assign, set over and convey to the Trustee on behalf of the Trust Fund, without recourse, all of its right, title and interest in and to the Subsequent Mortgage Loans, and including all amounts due on the Subsequent Mortgage Loans after the related Subsequent Cut-off Date, and all items with respect to the Subsequent Mortgage Loans to be delivered pursuant to Section 2.01 of the Pooling and Servicing Agreement; provided, however that the Depositor reserves and retains all right, title and interest in and to amounts due on the Subsequent Mortgage Loans on or prior to the related Subsequent Cut-off Date. The Depositor, contemporaneously with the delivery of this Agreement, has delivered or caused to be delivered to the Trustee each item set forth in Section 2.01 of the Pooling and Servicing Agreement. The transfer to the Trustee by the Depositor of the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule shall be absolute and is intended by the Depositor, the Master Servicer, the Trustee and the Certificateholders to constitute and to be treated as a sale by the Depositor to the Trust Fund.

                  (b) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, in, to and under the Subsequent Mortgage Loan Purchase Agreement, dated the date hereof, among the Depositor as purchaser, the Master Servicer as originator and Ameriquest Securities L.L.C. as seller, to the extent of the Subsequent Mortgage Loans, a copy of which agreement is annexed hereto as Attachment G.

                  (c) Additional terms of the sale are set forth on Attachment A hereto.

                  Section 2.        Representations and Warranties; Conditions
                                    Precedent.

                  (a) The Depositor hereby confirms that each of the conditions precedent and the representations and warranties set forth in Section 2.11 of the Pooling and Servicing Agreement are satisfied as of the date hereof.

                  (b) All terms and conditions of the Pooling and Servicing Agreement are hereby ratified and confirmed; provided, however, that in the event of any conflict, the provisions of this Instrument shall control over the conflicting provisions of the Pooling and Servicing Agreement.

                  Section 3.        Recordation of Instrument.

                  To the extent permitted by applicable law, this Instrument, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the Certificateholders' expense on direction of the related Certificateholders, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary for the administration or servicing of the Mortgage Loans.

                  Section 4.        Governing Law.

                  This Instrument shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of law.

                  Section 5.        Counterparts.

                  This Instrument may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same instrument.

                  Section 6.        Successors and Assigns.

                  This Instrument shall inure to the benefit of and be binding upon the Depositor and the Trustee and their respective successors and assigns.

                                      SALOMON BROTHERS MORTGAGE
                                      SECURITIES VII, INC.


                                      By:
                                      Name:
                                      Title:



                                      NORWEST BANK MINNESOTA, NATIONAL
                                      ASSOCIATION, as trustee


                                      By:
                                      Name:
                                      Title:


Attachments

A.       Additional terms of sale.
B.       Schedule of Subsequent Mortgage Loans.
C.       Depositor's Officer's certificate.
D.       Opinions of Depositor's counsel (true sale).
E.       Trustee's Certificate.
F.       Reserved
G.       Subsequent Mortgage Loan Purchase Agreement.

                                  ATTACHMENT A


                            ADDITIONAL TERMS OF SALE

         A.       General

                  1.       Subsequent Cut-off Date: December 1, 1999
                  2.       Subsequent Transfer Date: December 28, 1999
                  3. Aggregate Principal Balance of the Subsequent Mortgage Loans as of the Subsequent Cut-off Date:
                           $174,041,340.04
                  4.       Purchase Price:  100.00%

         B. The following representations and warranties with respect to each Subsequent Mortgage Loan determined as of the Subsequent Cut-off Date is true and correct:(i) the Subsequent Mortgage Loan may not be 30 or more days delinquent as of the related Subsequent Cut-off Date provided, however that approximately 1.49% of the Subsequent Mortgage Loans, by aggregate principal balance as of the related Subsequent Cut-off Date, may be thirty days or more but less than sixty days delinquent in their monthly payments as of the related Subsequent Cut-off Date and approximately 0.49% of the Subsequent Mortgage Loans, by aggregate principal balance as of the related Subsequent Cut-off Date, may be sixty days or more but less than ninety days delinquent in their monthly payments as of the related Subsequent Cut-off Date; (ii) the stated term to maturity of the Subsequent Mortgage Loan will not be less than 345 months and will not exceed 360 months; (iii) the Subsequent Mortgage Loan may not provide for negative amortization; (iv) the Subsequent Mortgage Loan will not have a Loan-to-Value Ratio greater than 90.00%; (v) the Subsequent Mortgage Loans will have as of the Subsequent Cut-off Date, a weighted average term since origination not in excess of 15 months; (vi) no Subsequent Mortgage Loan shall have a Mortgage Rate less than 7.50% or greater than 16.00%; (vii) the Subsequent Mortgage Loan will have been serviced by the Master Servicer since origination or purchased by the Depositor; (viii) the Subsequent Mortgage Loan must have a first Monthly Payment due on or before February 1, 1999 and (ix) the Subsequent Mortgage Loan will be underwritten in accordance with the criteria set forth under the section "The Mortgage Pool--Underwriting Standards; Representations" in the Prospectus Supplement.
         C. Following the purchase of the Subsequent Mortgage Loans by the Trust Fund, the Mortgage Loans (including the Subsequent Mortgage Loans) will, as of the Subsequent Cut-off Date: (i) have a weighted average original term to stated maturity of not more than 360 months; (ii) have a weighted average Mortgage Rate of not less than 9.556% and not more than 9.750%; (iii) have a weighted average Loan-to-Value Ratio of not more than 74.265%; (iv) have no Mortgage Loan with a principal balance in excess of $602,000 and (v) have a weighted average Gross Margin of not less than 6.467%, in each case, as applicable, by aggregate principal balance of the Mortgage Loans as of the related Subsequent Cut-off Date. Notwithstanding the foregoing, any Subsequent Mortgage Loan may be rejected by any of the Rating Agencies if the inclusion of such Subsequent Mortgage Loan would adversely affect the ratings on any class of Offered Certificates.

                                  ATTACHMENT B

                                 Filed by Paper

                                  ATTACHMENT C

                              OFFICER'S CERTIFICATE

                 Salomon Brothers Mortgage Securities VII, Inc.
                Floating Rate Mortgage Pass-Through Certificates
                      Series 1999-AQ2, Subsequent Transfer


                  I, Susan Mills, hereby certify that I am a duly elected
Vice President of Salomon Brothers Mortgage Securities VII, Inc. (the "Depositor"), a Delaware corporation, and further, to the best of my knowledge and after due inquiry, as follows:

                  Each condition precedent and representation and warranty specified in Section 2.11 of the Pooling and Servicing Agreement, dated as of November 1, 1999, among the Depositor, New Century Mortgage Corporation as Master Servicer, Firstar Bank, N.A. as Trustee and U.S. Bank National Association as Trust Administrator (the "Pooling and Servicing Agreement") and each condition precedent specified in the Subsequent Transfer Instrument has been satisfied by the Depositor.

                  Capitalized terms not defined herein have the meanings set forth in the Pooling and Servicing Agreement.

                  IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:   December 28, 1999


                                       SALOMON BROTHERS MORTGAGE
                                       SECURITIES VII, INC.


                                       By: /s/ Susan Mills
                                           -------------------
                                       Name:   Susan Mills
                                       Title:  Vice President

                                  ATTACHMENT D

                                DEWEY BALLANTINE
                               333 S. Hope Street
                          Los Angeles, California 90071



                                         December 28, 1999

To the Parties Listed on
  THE ATTACHED SCHEDULE I:

        Re: SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., FLOATING RATE MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-AQ2
              --------------------------------------------------------

Ladies and Gentlemen:

                  Reference is made to (i) that certain Pooling and Servicing Agreement, dated as of November 1, 1999 (the "Pooling and Servicing Agreement") among Salomon Brothers Mortgage Securities VII, Inc. ("SBMSVII"), as Depositor (the "Depositor"), Ameriquest, as Master Servicer (the "Master Servicer") and Norwest Bank Minnesota, N.A., as Trustee (the "Trustee"). and (ii) that certain Subsequent Transfer Instrument, dated December 28, 1999 (the "Subsequent Transfer Instrument"), between Salomon Brothers Mortgage Securities VII, Inc. as seller (the "Depositor") and Norwest Bank Minnesota, National Association as trustee (the "Trustee") of the Salomon Brothers Mortgage Securities VII, Inc., Floating Rate Mortgage Pass-Through Certificates, Series 1999-AQ2. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement or, if not defined therein, in the Subsequent Transfer Agreement.

                  In connection with the execution and delivery of the Subsequent Transfer Instrument, you have requested our opinion, as special counsel, with respect to certain true sale matters. Reference is hereby made to the opinion letter of this firm, dated November 10, 1999, which relates to certain true sale matters (the "True Sale Opinion").

                  Assuming the due execution and delivery of the required documentation and the performance by the appropriate party of its obligations under such documentation, we hereby confirm the conclusions stated in our True Sale Opinion insofar as such conclusions relate to the Subsequent Mortgage Loans.

                  Our opinions contained herein are rendered only as of the date hereof, and we undertake no obligation to update this letter or the opinions contained herein after the date hereof.

                  This opinion may be relied upon by any holder of the Notes issued under the Indenture, and its respective successors and assigns, to the same extent as if it had been an addressee hereof. In addition, any holder of a Note may show this opinion to any governmental authority or the National Association of Insurance Commissioners to the extent necessary to comply with any regulations governing investments held by insurance companies.

                                        Very truly yours,

                                        /s/ Dewey Ballantine

                                   SCHEDULE I



Salomon Smith Barney, Inc.
390 Greenwich Street, 4th Floor
New York, New York  10013

Salomon Brothers Mortgage Securities VII, Inc.
390 Greenwich Street, 4th Floor
New York, New York  10013

Ameriquest Mortgage Company
1100 Town and Country Road
Orange, California  92868

Norwest Bank Minnesota, N.A.
Norwest Center
Sixth & Marquette
Minneapolis, Minnesota  55479

Standard & Poor's
A Division of The McGraw-Hill Companies, Inc.
26 Broadway
New York, New York  10004

Duff & Phelps Credit Rating Co.
17 State Street, 12th Floor
New York, New York  10004

Chase Bank of Texas, N.A.
Chase Tower Houston
801 West Greens Road, Suite 200
Houston, Texas  77067

Deloitte & Touche LLP
695 Town Center Drive, Suite 1200
Costa Mesa CA, 92626

                                  ATTACHMENT E

                         TRUSTEE'S INITIAL CERTIFICATION


                                       December 28, 1999


Salomon Brothers Mortgage                Ameriquest Mortgage Company
  Securities VII, Inc.                   1100 Town & Country Road, Suite 1100
390 Greenwich Street, 4th Floor          Orange, California  92868
New York, New York  10013



Re: Pooling and Servicing Agreement, dated as of November 1, 1999, among Salomon Brothers Mortgage Securities VII, Inc., Ameriquest Mortgage Company and Norwest Bank Minnesota, National Association,
         Floating Rate Mortgage Pass-Through Certificates, Series 1999-AQ2, Subsequent Transfer on December 28, 19999
         --------------------------------------------------------------------

Ladies and Gentlemen:

         Pursuant to Section 2.02 of the Pooling and Servicing Agreement, attached hereto is the Custodial Initial Certification delivered by Chase Bank of Texas, N.A., as Custodian, pursuant to the Custodial Agreement dated as of November 1, 1999, by and among Norwest Bank Minnesota, National Association, Salomon Brothers Mortgage Securities VII, Inc. and Ameriquest Mortgage Company.

         Neither the Trustee nor the Custodian on its behalf has made any independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability due authorization, recordability or genuineness of any of the documents contained in the Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

                                       NORWEST BANK MINNESOTA,
                                       NATIONAL ASSOCIATION



                                       By: /s/ Randy Reider
                                       -------------------------------
                                       Name:   Randy Reider
                                       Title:  Assistant Vice President

                                  ATTACHMENT F

                                    Reserved

                                  ATTACHMENT G

                   SUBSEQUENT MORTGAGE LOAN PURCHASE AGREEMENT

                  This is a Subsequent Mortgage Loan Purchase Agreement (the "Agreement"), dated December 28, 1999, among Ameriquest Mortgage Company, a Delaware corporation (the "Originator"), Ameriquest Securities L.L.C., a Nevada limited liability company (the "Seller") and Salomon Brothers Mortgage Securities VII, Inc., a Delaware corporation (the "Purchaser").

                              Preliminary Statement
                              ---------------------

                  The Seller intends to sell the Subsequent Mortgage Loans (as hereinafter defined) to the Purchaser on the terms and subject to the conditions set forth in this Agreement. The Purchaser will deposit the Subsequent Mortgage Loans into a mortgage pool comprising the trust fund. The trust fund is evidenced by a single series of floating rate mortgage pass-through certificates designated as Series 1999-AQ2, (the "Certificates"). The Certificates consist of ten classes of certificates. The Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of November 1, 1999 (the "Pooling and Servicing Agreement"), among the Purchaser as depositor (in such capacity, the "Depositor"), the Originator as master servicer (in such capacity the "Master Servicer") and Norwest Bank Minnesota, National Association as trustee. Capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

                  The parties hereto agree as follows:

                  SECTION 1. AGREEMENT TO PURCHASE. The Seller agrees to sell, and the Purchaser agrees to purchase, on or before December 28, 1999 (the "Subsequent Transfer Date"), certain adjustable-rate conventional residential mortgage loans (the "Subsequent Mortgage Loans"), having an aggregate principal balance as of the close of business on December 1, 1999 (the " Subsequent Cut-off Date") of approximately $174,041,340.04 (the "Closing Balance"), after giving effect to all payments due on the Subsequent Mortgage Loans on or before the Subsequent Cut-off Date, whether or not received including the right to any Prepayment Charges payable by the related Mortgagors in connection with any Principal Prepayments on the Subsequent Mortgage Loans.

                  SECTION 2. SUBSEQUENT MORTGAGE LOAN SCHEDULE. The Purchaser and the Seller have agreed upon which of the mortgage loans owned by the Seller are to be purchased by the Purchaser pursuant to this Agreement and the Seller will prepare or cause to be prepared on or prior to the Subsequent Transfer Date a final schedule (the "Closing Schedule") that shall describe such Subsequent Mortgage Loans and set forth all of the Subsequent Mortgage Loans to be purchased under this Agreement, including the Prepayment Charges. The Closing Schedule will conform to the requirements set forth in this Agreement and to the definition of "Mortgage Loan Schedule" under the Pooling and Servicing Agreement. The Closing Schedule shall be used to supplement the Mortgage Loan Schedule under the Pooling and Servicing Agreement.

                  SECTION 3. CONSIDERATION.

                           (a) In consideration for the Subsequent Mortgage
Loans to be purchased hereunder, the Purchaser shall, as described in Section 8,
(i) pay to or upon the order of the Seller in immediately available funds an amount (the "Purchase Price") equal to the Closing Balance.

                           (b) The Purchaser or any assignee, transferee or
designee of the Purchaser shall be entitled to all scheduled payments of principal due after the Subsequent Cut-off Date, all other payments of principal due and collected after the Subsequent Cut-off Date, and all payments of interest on the Subsequent Mortgage Loans allocable to the period after the Subsequent Cut-off Date. Any payments (including Prepayment Charges) collected on or before the Subsequent Cut-off Date, including all scheduled payments of principal and interest due on or before the Subsequent Cut-off Date and collected after the Subsequent Cut-off Date, shall belong to the Seller.

                           (c) Pursuant to the Pooling and Servicing Agreement,
the Depositor will assign all of its right, title and interest in and to the Subsequent Mortgage Loans, together with its rights under this Agreement, to the Trustee for the benefit of the Certificateholders.

                  SECTION 4. TRANSFER OF THE SUBSEQUENT MORTGAGE LOANS.

                           (a) POSSESSION OF MORTGAGE FILES. The Seller does
hereby sell and contribute, transfer, assign, set over and convey to the Purchaser, without recourse but subject to the terms of this Agreement, all of its right, title and interest in, to and under the Subsequent Mortgage Loans, including the related Prepayment Charges. The contents of each Mortgage File not delivered to the Purchaser or to any assignee, transferee or designee of the Purchaser on or prior to the Subsequent Transfer Date are and shall be held in trust by the Seller for the benefit of the Purchaser or any assignee, transferee or designee of the Purchaser. Upon the sale of the Subsequent Mortgage Loans the ownership of each Mortgage Note, the related Mortgage and the other contents of the related Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related Subsequent Mortgage Loan prepared by or that come into the possession of the Seller on or after the Subsequent Transfer Date shall immediately vest in the Purchaser and shall be delivered immediately to the Purchaser or as otherwise directed by the Purchaser.

                           (b) DELIVERY OF SUBSEQUENT MORTGAGE LOAN DOCUMENTS.
The Seller will, on or prior to the Subsequent Transfer Date, deliver or cause to be delivered to the Purchaser or any assignee, transferee or designee of the Purchaser each of the following documents for each Subsequent Mortgage Loan:

                  (i) the original Mortgage Note, endorsed in blank or in the following form: "Pay to the order of Norwest Bank Minnesota, National Association, as Trustee, under the applicable agreement, without recourse," with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee;

                  (ii) the original Mortgage with evidence of recording thereon;

                  (iii) an original Assignment of Mortgage in blank;

                  (iv) the original recorded Assignment or Assignments of the Mortgage showing a complete chain of assignment from the originator to the Person assigning the Mortgage in blank as contemplated by the immediately preceding clause (iii);

                  (v) the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

                  (vi) the original lender's title insurance policy, together with all endorsements or riders which were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property represented therein as a fee interest or leasehold vested in the Mortgagor.

                  The Originator shall promptly (and in no event later than thirty (30) Business Days, subject to extension upon a mutual agreement between the Originator and the Trustee, following the later of (i) the Subsequent Transfer Date, (ii) the date on which the Originator receives the Assignment from the Custodian and (iii) the date of receipt by the Originator of the recording information for a Mortgage) submit or cause to be submitted for recording, at no expense to the Trust Fund or the Trustee, in the appropriate public office for real property records, each Assignment referred to in (iii) and (iv) above and shall execute each original Assignment in the following form:
"Norwest Bank Minnesota, National Association, as Trustee under the applicable agreement". In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Originator shall promptly prepare or cause to be prepared a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded. Notwithstanding the foregoing, however, for administrative convenience and facilitation of servicing and to reduce closing costs, the assignments of Mortgage shall not be required to be submitted for recording with respect to any Subsequent Mortgage Loan only if the Trustee and each Rating Agency has received an opinion of counsel, satisfactory in form and substance to the Trustee and each Rating Agency, to the effect that the recordation of such assignments in any specific jurisdiction is not necessary to protect the Trustee's interest in the related Mortgage Note; provided further, however, notwithstanding the delivery of any opinion of counsel, each assignment of Mortgage shall be submitted for recording by the Originator in the manner described above, at no expense to the Trust Fund or Trustee, upon the earliest to occur of: (i) reasonable direction by Holders of Certificates entitled to at least 25% of the Voting Rights, (ii) failure of the Master Servicer Termination Test, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Originator, (iv) the occurrence of a servicing transfer as described in Section
7.02 of the Pooling and Servicing Agreement and (iv) if the Originator is not the Master Servicer and with respect to any one assignment of Mortgage, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage. Notwithstanding the foregoing, if the Originator is unable to pay the cost of recording the Assignments of Mortgage, such expense will be paid by the Trustee.

                  Notwithstanding anything to the contrary contained in this
Section 4, if any document referred to in Section 4(b)(ii) or 4(b)(iv) above has been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Seller hereunder shall be deemed to have been satisfied upon (1) delivery by or on behalf of the Seller promptly upon receipt thereof to or on behalf of the Purchaser or any assignee, transferee or designee of the Purchaser of either the original or a copy of such document certified by the Seller in the case of (x) above or the public recording office in the case of (y) above to be a true and complete copy of the recorded original thereof and (2) if such copy is certified by the Seller delivery promptly upon receipt thereof of either the original or a copy of such document certified by the public recording office to be a true and complete copy of the original.

                  In the event that the original lender's title insurance policy has not yet been issued, the Seller shall deliver to the Purchaser or any assignee, transferee or designee of the Purchaser a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company. The Seller shall deliver to the Purchaser or any assignee, transferee or designee of the Purchaser promptly upon receipt by the Seller of any such original title insurance policy or original Primary Mortgage Insurance Policy.

                  Each original document relating to a Subsequent Mortgage Loan which is not delivered to the Purchaser or its assignee, transferee or designee, if held by the Seller, shall be so held for the benefit of the Purchaser or its assignee, transferee or designee.

                           (c) ACCEPTANCE OF SUBSEQUENT MORTGAGE LOANS. The
documents delivered pursuant to Section 4(b) hereof shall be reviewed by the Purchaser or any assignee, transferee or designee of the Purchaser at any time before or after the Subsequent Transfer Date (and with respect to each document permitted to be delivered after the Subsequent Transfer Date within seven days of its delivery) to ascertain that all required documents have been executed and received and that such documents relate to the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule.

                           (d) TRANSFER OF INTEREST IN AGREEMENTS. The Purchaser
has the right to assign its interest under this Agreement, in whole or in part, to the Trustee, as may be required to effect the purposes of the Pooling and Servicing Agreement, without the consent of the Seller, and the assignee shall succeed to the rights and obligations hereunder of the Purchaser. Any expense reasonably incurred by or on behalf of the Purchaser or the Trustee in connection with enforcing any obligations of the Seller under this Agreement will be promptly reimbursed by the Seller.

                           (e) EXAMINATION OF MORTGAGE FILES. Prior to the
Subsequent Transfer Date, the Seller shall either (i) deliver in escrow to the Purchaser or to any assignee, transferee or designee of the Purchaser, for examination, the Mortgage File pertaining to each Subsequent Mortgage Loan or
(ii) make such Mortgage Files available to the Purchaser or to any assignee, transferee or designee of the Purchaser for examination. Such examination may be made by the Purchaser or the Trustee, and their respective designees, upon reasonable notice to the Seller during normal business hours before the Subsequent Transfer Date and within 60 days after the Subsequent Transfer Date. If any such person makes such examination prior to the Subsequent Transfer Date and identifies any Subsequent Mortgage Loans that do not conform to the requirements of the Purchaser as described in this Agreement, such Subsequent Mortgage Loans shall be deleted from the Closing Schedule. The Purchaser may, at its option and without notice to the Seller, purchase all or part of the Subsequent Mortgage Loans without conducting any partial or complete examination. The fact that the Purchaser or any person has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the rights of the Purchaser or any assignee, transferee or designee of the Purchaser to demand repurchase or other relief as provided herein or under the Pooling and Servicing Agreement.

                  SECTION 5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
                             SELLER.

                  (a) The Seller hereby represents and warrants to the Purchaser, as of the date hereof and as of the Subsequent Transfer Date, and covenants, that:

                           (i) The Seller is a limited liability company duly
organized, validly existing and in good standing under the laws of the State of Nevada and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Seller in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Subsequent Mortgage Loan;

                           (ii) The Seller had the full corporate power and
authority to hold and sell each Subsequent Mortgage Loan and has the full corporate power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Seller the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the Purchaser and the Originator, constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

                           (iii) The execution and delivery of this Agreement by
the Seller, the consummation of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Seller and will not (A) result in a breach of any term or provision of the articles of formation or operating agreement of the Seller or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Seller is a party or by which it may be bound, or any statute, order or regulation applicable to the Seller of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Seller; and the Seller is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Seller's knowledge, would in the future materially and adversely affect, (x) the ability of the Seller to perform its obligations under this Agreement or (y) the business, operations, financial condition, properties or assets of the Seller taken as a whole;

                           (iv) No consent, approval, authorization or order of
any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Seller has obtained the same; and

                           (v) No litigation is pending against the Seller that
would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Seller to service the Subsequent Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof.

                  (b) The Originator hereby represents and warrants to the Purchaser, as of the date hereof and as of the Subsequent Transfer Date, and covenants, that:

                           (i) The Originator is a corporation duly organized,
validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Originator in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Subsequent Mortgage Loan and to service the Subsequent Mortgage Loans in accordance with the terms of the Pooling and Servicing Agreement;

                           (ii) The Originator had the full corporate power and
authority to originate, hold and sell each Subsequent Mortgage Loan and has the full corporate power and authority to service each Subsequent Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Originator the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the Purchaser, constitutes a legal, valid and binding obligation of the Originator, enforceable against the Originator in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and
(b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

                           (iii) The execution and delivery of this Agreement by
the Originator, the servicing of the Subsequent Mortgage Loans by the Originator under the Pooling and Servicing Agreement, the consummation of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the

Originator and will not (A) result in a breach of any term or provision of the charter or by-laws of the Originator or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Originator is a party or by which it may be bound, or any statute, order or regulation applicable to the Originator of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Originator; and the Originator is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Originator's knowledge, would in the future materially and adversely affect, (x) the ability of the Originator to perform its obligations under this Agreement or
(y) the business, operations, financial condition, properties or assets of the Originator taken as a whole;

                           (iv) No consent, approval, authorization or order of
any court or governmental agency or body is required for the execution, delivery and performance by the Originator of, or compliance by the Originator with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Originator has obtained the same;

                           (v) The Originator is an approved Originator/servicer
for Fannie Mae or Freddie Mac in good standing and is a HUD approved mortgagee pursuant to Section 203 and Section 211 of the National Housing Act; and

                           (vi) No litigation is pending against the Originator
that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Originator to service the Subsequent Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof.


                  SECTION 6. REPRESENTATIONS AND WARRANTIES OF THE ORIGINATOR
                             RELATING TO THE SUBSEQUENT MORTGAGE LOANS.

         The Originator hereby represents and warrants to the Purchaser, that as of the Subsequent Transfer Date:

                  (i) The information set forth on the related Closing Schedule with respect to each Subsequent Mortgage Loan is true and correct in all material respects;

                  (ii) [Reserved];

                  (iii) No material error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Subsequent Mortgage Loan has taken place on the part of any person, including, without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Subsequent Mortgage Loan or in the application of any insurance in relation to such Subsequent Mortgage Loan;

                  (iv) Except with respect to approximately 1.47% of the Subsequent Mortgage Loans which were 30 days or more but less than 60 days delinquent in payments and with respect to approximately 0.45% of the Subsequent Mortgage Loans which were 60 days or more but less than 90 days delinquent in their payments as of the Subsequent Transfer Date, in each case by outstanding principal balance of the Subsequent Mortgage Loans as of the Subsequent Cut-off Date, all payments due prior to the Subsequent Cut-off Date have been made and none of the Subsequent Mortgage Loans will have been contractually delinquent for more than one calendar month more than once since the origination thereof;

                  (v) Each Mortgage is a valid and enforceable first lien on the Mortgaged Property, including all improvements thereon, subject only to (a) the lien of nondelinquent current real property taxes and assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal made in connection with the origination of the related Subsequent Mortgage Loan, and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage;

                  (vi) Immediately prior to the assignment of the Subsequent Mortgage Loans to the Seller, the Originator had good title to, and was the sole legal and beneficial owner of, each Subsequent Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest and has full right and authority, subject to no interest or participation of, or agreement with, any other party to sell and assign the same;

                  (vii) To the best of the Originator's knowledge, there is no delinquent tax or assessment lien against any Mortgaged Property;

                  (viii) There is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal of or interest on such Mortgage Note, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

                  (ix) To the best of the Originator's knowledge, there are no mechanics' liens or claims for work, labor or material affecting any Mortgaged Property which are or may be a lien prior to, or equal with, the lien of the related Mortgage, except those which are insured against by the title insurance policy referred to in (xiii) below;

                  (x) Subject to the Escrow Withhold referred to in (xx) below, to the best of the Originator's knowledge, each Mortgaged Property is free of material damage and is in good repair;

                  (xi) Each Subsequent Mortgage Loan at origination complied in all material respects with applicable local, state and federal laws, including, without limitation, usury, equal credit opportunity, real estate settlement procedures, truth-in-lending and disclosure laws, and consummation of the transactions contemplated hereby will not involve the violation of any such laws;

                  (xii) Neither the Originator nor any prior holder of any Mortgage has modified the Mortgage in any material respect (except that a Subsequent Mortgage Loan may have been modified by a written instrument which has been recorded, if necessary, to protect the interests of the Purchaser and which has been delivered to the Trustee); satisfied, canceled or subordinated such Mortgage in whole or in part; released the related Mortgaged Property in whole or in part from the lien of such Mortgage; or executed any instrument of release, cancellation, modification or satisfaction with respect thereto;

                  (xiii) A lender's policy of title insurance together with a condominium endorsement, extended coverage endorsement, and an adjustable rate mortgage endorsement, as applicable in an amount at least equal to the Subsequent Cut-off Date principal balance of each such Subsequent Mortgage Loan or a commitment (binder) to issue the same was effective on the date of the origination of each Subsequent Mortgage Loan, each such policy is valid and remains in full force and effect, the transfer of the related Subsequent Mortgage Loan to the Seller will not affect the validity or enforceability of such policy and each such policy was issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located and in a form acceptable to Fannie Mae or Freddie Mac, which policy insures the Originator and successor owners of indebtedness secured by the insured Mortgage, as to the first priority lien of the Mortgage; to the best of the Originator's knowledge, no claims have been made under such mortgage title insurance policy and no prior holder of the related Mortgage, including the Originator, has done, by act or omission, anything which would impair the coverage of such mortgage title insurance policy;

                  (xiv) Each Subsequent Mortgage Loan was originated by the Originator (or, if generated on behalf of the Originator by a person other than the Originator, is subject to the same standards and procedures used by the Originator in originating mortgage loans directly) or by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority (including a mortgage broker), or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act;

                  (xv) On each adjustment date, the Mortgage Rate will be adjusted to equal the Index plus the Gross Margin, rounded to the nearest 0.125%, subject to the Periodic Rate Cap, the Maximum Mortgage Rate and the Minimum Mortgage Rate. Except for balloon loans, the related Mortgage Note is payable on the first day of each month in self-amortizing monthly installments of principal and interest, with interest payable in arrears, and requires a monthly payment which is sufficient to fully amortize the outstanding principal balance of the Subsequent Mortgage Loan over its remaining term and to pay interest at the applicable Mortgage Rate. No Subsequent Mortgage Loan is subject to negative amortization;

                  (xvi) To the best of the Originator's knowledge, all of the improvements which were included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property, except those, if any, which are insured against by the title insurance policy referred to in (xiii) above.

                  (xvii) All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities and the Mortgaged Property is lawfully occupied under applicable law;

                  (xviii) All parties which have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located;

                  (xvix) The Mortgage Note and the related Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms and with applicable laws. All parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage have been duly and properly executed by such parties;

                  (xx) The proceeds of each Subsequent Mortgage Loan have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with, excepting therefrom any Mortgaged Property or Subsequent Mortgage Loan subject to an Escrow Withhold as defined in the Originator's underwriting guidelines. All costs, fees and expenses incurred in making, closing or recording the Subsequent Mortgage Loans were paid;

                  (xxi) The related Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to the Mortgagor which would materially interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

                  (xxii) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

                  (xxiii) There exist no deficiencies with respect to escrow deposits and payments, if such are required, for which customary arrangements for repayment thereof have not been made, and no escrow deposits or payments of other charges or payments due the Originator have been capitalized under the Mortgage or the related Mortgage Note;

                  (xxiv) The origination, collection and servicing practices used by the Originator with respect to each Subsequent Mortgage Loan have been in all material respects legal, proper, prudent and customary in the mortgage origination and servicing business;

                  (xxv) There is no pledged account or other security other than real estate securing the Mortgagor's obligations;

                  (xxvi) No Subsequent Mortgage Loan has a shared appreciation feature, or other contingent interest feature;

                  (xxvii) No Subsequent Mortgage Loan provides for primary mortgage insurance;

                  (xxviii) The improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located representing coverage not less than the lesser of the outstanding principal balance of the related Subsequent Mortgage Loan or the minimum amount required to compensate for damage or loss on a replacement cost basis. All individual insurance policies and flood policies referred to in clause (xxix) below contain a standard mortgagee clause naming the Originator or the original mortgagee, and its successors in interest, as mortgagee, and the Originator has received no notice that any premiums due and payable thereon have not been paid; the Mortgage obligates the Mortgagor thereunder to maintain all such insurance, including flood insurance, at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor, except as may be limited or restricted by applicable law;

                  (xxix) If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy in a form meeting the requirements of the current guidelines of the Flood Insurance Administration is in effect with respect to such Mortgaged Property with a generally acceptable carrier in an amount representing coverage not less than the least of (A) the original outstanding principal balance of the Subsequent Mortgage Loan, (B) the minimum amount required to compensate for damage or loss on a replacement cost basis or (C) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973;

                  (xxx) To the best of the Originator's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note; and the Originator has not waived any default, breach, violation or event of acceleration;

                  (xxxi) Each Mortgaged Property is improved by a one- to four-family residential dwelling, including condominium units and dwelling units in planned unit developments, which, to the best of the Originator's knowledge, does not include (a) cooperatives or (b) mobile homes and manufactured homes (as defined in the Fannie Mae Seller-Servicer's Guide), except when the appraisal indicates that the mobile or manufactured home was built under the Federal Manufactured Home Construction and Safety Standards of 1976 or otherwise assumes the characteristics of site-built housing and meets local building codes, is readily marketable, has been permanently affixed to the site and is not in a mobile home "park," and is treated as real property under the applicable state law. With respect to any Subsequent Mortgage Loan that is secured by a leasehold estate, (a) the lease is valid, in full force and effect, and conforms to all of the Fannie Mae requirements for leasehold estates; (b) all rents and other payments due under the lease have been paid; (c) the lessee is not in default under any provision of the lease; (d) the term of the lease exceeds the maturity date of the related Subsequent Mortgage Loan by at least five years and (e) the Mortgagee under the Subsequent Mortgage Loan is given notice and an opportunity to cure any defaults under the lease;

                  (xxxii) There is no obligation on the part of the Originator or any other party under the terms of the Mortgage or related Mortgage Note to make payments in addition to those made by the Mortgagor;

                  (xxxiii) Any future advances made prior to the related Purchase Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Subsequent Mortgage Loan Schedule. The consolidated principal amount does not exceed the original principal amount of the Subsequent Mortgage Loan;

                  (xxxiv) Each Subsequent Mortgage Loan was underwritten in accordance with the Originator's underwriting guidelines;

                  (xxxv) The Mortgage File contains an appraisal which was performed by an appraiser who satisfied, and which was conducted in accordance with, all of the applicable requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended;

                  (xxxvi) None of the Subsequent Mortgage Loans is a graduated payment mortgage loan, nor is any Subsequent Mortgage Loan subject to a temporary buydown or similar arrangement;

                  (xxxvii) With respect to each Subsequent Mortgage Loan, no loan junior in lien priority to such Subsequent Mortgage Loan and secured by the related Mortgaged Property was originated by the Originator at the time of origination of such Subsequent Mortgage Loan;

                  (xxxviii) The Subsequent Mortgage Loans delivered on the Subsequent Transfer Date comply with the characteristics set forth in Section
2.11 of the Pooling and Servicing Agreement;

                  (xxxix) The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Subsequent Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, except as may be limited by applicable law;

                  (xl) The information set forth in the Mortgage Loan Schedule relating to the existence of a prepayment charge is complete, true and correct in all material respects at the date or dates respecting which such information is furnished and each Prepayment Charge is permissible and enforceable in accordance with its terms (except to the extent that: (1) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally; (2) the collectability thereof may be limited due to acceleration in connection with a foreclosure or other involuntary payoff; or (3) subsequent changes in applicable law may limit or prohibit enforceability thereof) under applicable law; and

                  (xli) Each Subsequent Mortgage Loan is an obligation that is principally secured by real property for purposes of the REMIC Provisions of the Code.

                  SECTION 7. REPURCHASE OBLIGATION FOR DEFECTIVE DOCUMENTATION
                             AND FOR BREACH OF REPRESENTATION AND WARRANTY.

                  (a) The representations and warranties contained in Section 6 shall not be materially impaired by any review and examination of loan files or other documents evidencing or relating to the Subsequent Mortgage Loans or any failure on the part of the Purchaser to review or examine such documents and shall inure to the benefit of any assignee, transferee or designee of the Purchaser, including the Trustee for the benefit of the Certificateholders. With respect to the representations and warranties contained herein which are made to the knowledge or the best of knowledge of the Originator, or as to which the Originator, has no knowledge, if it is discovered that the substance of any such representation and warranty was materially inaccurate as of the date such representation and warranty was made or deemed to be made, and such inaccuracy materially and adversely affects the value of the related Subsequent Mortgage Loan or the interest therein of the Purchaser or the Purchaser's assignee, transferee or designee, then notwithstanding the lack of knowledge by the Originator, with respect to the substance of such representation and warranty being materially inaccurate at the time the representation and warranty was made, the Originator shall take such action described in the following paragraph in respect of such Subsequent Mortgage Loan.

                  Upon discovery by the Seller, the Purchaser or any assignee, transferee or designee of the Purchaser of any materially defective document in, or that any material document was not transferred by the Seller (as listed on the Trustee's Preliminary Exception Report), as part of, any Mortgage File or of a breach of any of the representations and warranties contained in Section 5 or
Section 6 that materially and adversely affects the value of any Subsequent Mortgage Loan or the interest therein of the Purchaser or the Purchaser's assignee, transferee or designee, the party discovering the breach shall give prompt written notice to the other. Within ninety (90) days of its discovery or its receipt of notice of any such missing documentation which was not transferred to the Purchaser as described above or materially defective documentation or any such breach of a representation and warranty the Originator promptly shall deliver such missing document or cure such defect or breach in all material respects, or in the event the Originator cannot deliver such missing document or such defect or breach cannot be cured, the Originator shall, within 90 days of its discovery or receipt of notice, either (i) repurchase the affected Subsequent Mortgage Loan at a price equal to the Purchase Price (as such term is defined in the Pooling and Servicing Agreement) or (ii) pursuant to the provisions of the Pooling and Servicing Agreement, cause the removal of such Subsequent Mortgage Loan from the Trust Fund and substitute one or more Qualified Substitute Subsequent Mortgage Loans.

         The Originator shall amend the Closing Schedule to reflect the withdrawal of such Subsequent Mortgage Loan from the terms of this Agreement and the Pooling and Servicing Agreement and the addition, if any, of a Qualified Substitute Subsequent Mortgage Loan. The Originator shall deliver to the Purchaser such amended Closing Schedule and shall deliver such other documents as are required by this Agreement or the Pooling and Servicing Agreement within five (5) days of any such amendment. Any repurchase pursuant to this Section 7(a) shall be accomplished by deposit in the Collection Account of the amount of the Purchase Price in accor dance with Section 2.03 of the Pooling and Servicing Agreement. Any repurchase or substitution required by this Section shall be made in a manner consistent with Section 2.03 of the Pooling and Servicing Agreement.

         In addition, upon discovery by the Seller, the Purchaser, or any assignee, transferee or designee of the Purchaser that any Subsequent Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering the breach shall give prompt written notice within two Business Days to the others. Within ninety (90) days of its discovery or its receipt of notice, the Originator promptly shall either
(i) repurchase the affected Subsequent Mortgage Loan at the Purchase Price (as such term is defined in the Pooling and Servicing Agreement) or (ii) pursuant to the provisions of the Pooling and Servicing Agreement, cause the removal of such Subsequent Mortgage Loan from the Trust Fund and substitute one or more Qualified Substitute Mortgage Loans.

                  (b) It is understood and agreed that the obligations of the Originator set forth in this Section 7 to cure, repurchase or substitute for a defective Subsequent Mortgage Loan constitute the sole remedies of the Purchaser against the Originator respecting a missing or defective document or a breach of the representations and warranties contained in Section 5 or Section 6. It is understood and agreed that the obligations of the Originator set forth in this
Section 7 to repurchase or substitute for a Subsequent Mortgage Loan as to which a material document is missing constitute the sole remedies of the Purchaser against the Originator respecting a missing document.

                  SECTION 8. CLOSING; PAYMENT FOR THE SUBSEQUENT MORTGAGE LOANS. The closing of the purchase and sale of the Subsequent Mortgage Loans shall be held at the New York City office of Thacher Proffitt & Wood at 10:00 AM New York City time on the Subsequent Transfer Date.

                  The closing shall be subject to each of the following conditions:

                  (a) All of the representations and warranties of the Seller and the Originator under this Agreement shall be true and correct in all material respects as of the date as of which they are made and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

                  (b) The Purchaser shall have received, or the attorneys of the Purchaser shall have received in escrow (to be released from escrow at the time of closing), all Closing Documents as specified in Section 9 of this Agreement, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof;

                  (c) The Seller shall have delivered or caused to be delivered and released to the Purchaser or to its designee, all documents (including without limitation, the Subsequent Mortgage Loans) required to be so delivered by the Purchaser pursuant to
                           Section 2.01 of the Pooling and Servicing Agreement; and

                  (d) All other terms and conditions of this Agreement shall have been complied with.

                  Subject to the foregoing conditions, the Purchaser shall deliver or cause to be delivered to the Seller on the Subsequent Transfer Date, against delivery and release by the Seller to the Trustee of all documents required pursuant to the Pooling and Servicing Agreement, the consideration for the Subsequent Mortgage Loans as specified in Section 3 of this Agreement, by delivery to the Seller of the Purchase Price in immediately available funds.

                  SECTION 9. CLOSING DOCUMENTS. Without limiting the generality of Section 8 hereof, the closing shall be subject to delivery of each of the following documents:

                           (a) An Officers' Certificate of the Seller, dated the Subsequent Transfer Date, upon which the Purchaser and Salomon Smith Barney Inc. (the "Underwriter") may rely, in the form of Exhibit 3 hereto, and attached thereto copies of the certificate of formation, by-laws and certificate of good standing of the Seller under the laws of Nevada;

                           (b) An Officers' Certificate of the Seller, dated the Subsequent Transfer Date, upon which the Purchaser and the Underwriter may rely, in the form of Exhibit 4 hereto, with respect to certain facts regarding the sale of the Subsequent Mortgage Loans by the Seller to the Purchaser;

                           (c) An Opinion of Counsel of the Seller, dated the Subsequent Transfer Date and addressed to the Purchaser and the Underwriter, substan tially in the form attached hereto as Exhibit 5;

                           (d) an Officers' Certificate of the Originator, dated the Subsequent Transfer Date, upon which the Purchaser and Salomon Smith Barney Inc. (the "Underwriter") may rely, in the form of Exhibit 6 hereto, and attached thereto copies of the certificate of incorporation, by-laws and certificate of good standing of the Originator under the laws of Delaware;

                           (e) An Officers' Certificate of the Originator, dated the Subsequent Transfer Date, upon which the Purchaser and the Underwriter may rely, in the form of Exhibit 7 hereto, with respect to certain facts regarding the sale of the Subsequent Mortgage Loans by the Originator to the Seller;

                           (f) An Opinion of Counsel of the Originator, dated the Subsequent Transfer Date and addressed to the Purchaser and the Underwriter, substantially in the form attached hereto as Exhibit 8;

                           (g) Such opinions of counsel as the Rating Agencies or the Trustee may request in connection with the sale of the Subsequent Mortgage Loans by the Seller to the Purchaser or the Seller's execution and delivery of, or performance under, this Agreement;

                            (h) A letter from Deloitte & Touche L.L.P., certified public accountants, dated the date hereof and to the effect that the information set forth in paragraphs (c) and
                                    (d) of Section 2.11 of the Pooling and
                                    Servicing Agreement is correct; and

                            (i) Such further information, certificates, opinions and documents as the Purchaser or the Underwriter may reasonably request.

                  SECTION 10. COSTS. The Seller shall pay (or shall reimburse the Purchaser or any other Person to the extent that the Purchaser or such other Person shall pay) all costs and expenses incurred in connection with the transfer and delivery of the Subsequent Mortgage Loans, including without limitation, fees for title policy endorsements and continuations, the fees and expenses of the Seller's in-house accountants and in-house attorneys, the costs and expenses incurred in connection with producing the Seller's loan loss, foreclosure and delinquency experience, and the costs and expenses incurred in connection with obtaining the documents referred to in Sections 9(d) and 9(e).

The Seller shall not be responsible for any fees related to the Assignment of Mortgage recording costs and/or fees. The Seller shall pay (or shall reimburse the Purchaser or any other Person to the extent that the Purchaser or such other Person shall pay) the costs and expenses of printing (or otherwise reproducing) and delivering this Agreement, the Pooling and Servicing Agreement, the Certificates, the prospectus, prospectus supplement, and private placement memorandum relating to the Certificates and other related documents, the initial fees, costs and expenses of the Trustee, the fees and expenses of the Seller's counsel in connection with the preparation of all documents relating to the securitization of the Mortgage Loans, the filing fee charged by the Securities and Exchange Commission for registration of the Certificates, the cost of outside special counsel that may be required for the Purchaser, the cost of obtaining the documents referred to in Section 9(g) and the fees charged by any rating agency to rate the Certificates. All other costs and expenses in connection with the transactions contemplated hereunder shall be borne by the party incurring such expense.

                  SECTION 11. SERVICING. The Originator has represented to the Purchaser that the Subsequent Mortgage Loans are being serviced by the Originator in accordance with the terms and provisions set forth in the Aggregation Facility, as memorialized in the letter agreement dated July 30, 1999 (the "Aggregation Facility") between Salomon Brothers Realty Corp. and the Originator, and it is understood and agreed by and between the Originator and the Purchaser that the interim servicing arrangements under the Aggregation Facility with the Originator will be superseded by the servicing arrangements set forth in the Pooling and Servicing Agreement.

                  SECTION 12. [INTENTIONALLY OMITTED]

                  SECTION 13. MANDATORY DELIVERY; GRANT OF SECURITY INTEREST. The sale and delivery on the Subsequent Transfer Date of the Subsequent Mortgage Loans described on the Subsequent Mortgage Loan Schedule in accordance with the terms and conditions of this Agreement is mandatory. It is specifically understood and agreed that each Subsequent Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser in the event of the Seller's failure to deliver the Subsequent Mortgage Loans on or before the Subsequent Transfer Date. The Seller hereby grants to the Purchaser a lien on and a continuing security interest in the Seller's interest in each Subsequent Mortgage Loan and each document and instrument evidencing each such Subsequent Mortgage Loan to secure the performance by the Seller of its obligation hereunder, and the Seller agrees that it holds such Subsequent Mortgage Loans in custody for the Purchaser, subject to the Purchaser's (i) right, prior to the Subsequent Transfer Date, to reject any Subsequent Mortgage Loan to the extent permitted by this Agreement, and (ii) obligation to deliver or cause to be delivered the consideration for the Subsequent Mortgage Loans pursuant to Section 8 hereof. Any Subsequent Mortgage Loans rejected by the Purchaser shall concurrently therewith be released from the security interest created hereby. The Seller agrees that, upon acceptance of the Subsequent Mortgage Loans by the Purchaser or its designee and delivery of payment to the Seller, that its security interest in the Subsequent Mortgage Loans shall be released. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

                  Notwithstanding the foregoing, if on the Subsequent Transfer Date, each of the conditions set forth in Section 8 hereof shall have been satisfied and the Purchaser shall not have paid or caused to be paid the Purchase Price, or any such condition shall not have been waived or satisfied and the Purchaser determines not to pay or cause to be paid the Purchase Price, the Purchaser shall immediately effect the redelivery of the Subsequent Mortgage Loans, if delivery to the Purchaser has occurred and the security interest created by this Section 12 shall be deemed to have been released.

                  SECTION 14. NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed by registered mail, postage prepaid, or transmitted by telex or telegraph and confirmed by a similar mailed writing, if to the Purchaser, addressed to the Purchaser at 390 Greenwich Street, 4th Floor, New York, New York 10013, Attention: Mortgage Finance Desk, or such other address as may hereafter be furnished to the Seller in writing by the Purchaser; if to the Seller or the Originator, addressed to the Seller at 1100 Town & Country Road, Suite 1100, Orange, California 92868, Attention: General Counsel, or to such other address as the Seller or Originator may designate in writing to the Purchaser.

                  SECTION 15. SEVERABILITY OF PROVISIONS. Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Subsequent Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

                  SECTION 16. AGREEMENT OF PARTIES. The Originator, the Seller and the Purchaser agree to execute and deliver such instruments and take such actions as either of the others may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

                  SECTION 17. SURVIVAL. (a) The Seller agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the Purchaser, notwithstanding any investigation heretofore or hereafter made by the Purchaser or on its behalf, and that the representations, warranties and agreements made by the Seller herein or in any such certificate or other instrument shall survive the delivery of and payment for the Subsequent Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement, the Pooling and Servicing Agreement or the Trust Fund.

         (b) The Originator agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the Purchaser, notwithstanding any investigation heretofore or hereafter made by the Purchaser or on its behalf, and that the representations, warranties and agreements made by the Originator herein or in any such certificate or other instrument shall survive the delivery of and payment for the Subsequent Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement, the Pooling and Servicing Agreement or the Trust Fund.

                  SECTION 18. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (INCLUDING THE CHOICE OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

                  SECTION 19. MISCELLANEOUS. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

                  It is the express intent of the parties hereto that the conveyance of the Subsequent Mortgage Loans by the Seller to the Purchaser as provided in Section 4 hereof be, and be construed as, a sale of the Subsequent Mortgage Loans by the Seller to the Purchaser and not as a pledge of the Subsequent Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the aforementioned intent of the parties, the Subsequent Mortgage Loans are held to be property of the Seller, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Subsequent Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller and
(b) (1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code; (2) the conveyance provided for in Section 4 hereof shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title and interest in and to the Subsequent Mortgage Loans and all amounts payable to the holders of the Subsequent Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, includ-ing without limitation all amounts, other than investment earnings, from time to time held or invested in the Collection Account whether in the form of cash, instruments, securities or other property; (3) the possession by the Purchaser or its agent of Mortgage Notes, the related Mortgages and such other items of property that constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the New York Uniform Commercial Code; and (4) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or con firmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Purchaser pursuant to
Section 4(d) hereof shall also be deemed to be an assignment of any security interest created hereby. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Subsequent Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

                  IN WITNESS WHEREOF, the Originator, the Purchaser and the Seller have caused their names to be signed by their respective officers thereunto duly authorized as of the date first above written.


                                            AMERIQUEST SECURITIES L.L.C.


                                            By: /s/ John P. Grazer
                                                --------------------------
                                            Name:   John P. Grazer
                                            Title:  Manager


                                            AMERIQUEST MORTGAGE COMPANY


                                            By: /s/ John P. Grazer
                                                -------------------------
                                            Name:   John P. Grazer
                                            Title:  EVP, CFO


                                            SALOMON BROTHERS MORTGAGE SECURITIES
                                            VII, INC.


                                            By: /s/ Susan Mills
                                                ------------------------
                                            Name:   Susan Mills
                                            Title:  Vice President

                                                                       EXHIBIT 1

                            [INTENTIONALLY OMITTED]

                                                                       EXHIBIT 2

                                   [RESERVED]

                                                                       EXHIBIT 3

                  [FORM OF OFFICER'S CERTIFICATE OF THE SELLER]


         I, __________, hereby certify that I am a duly elected
_____________________ of Salomon Brothers Mortgage Securities VII, Inc. (the "Depositor"), a Delaware corporation, and further, to the best of my knowledge and after due inquiry, as follows:

                  Each condition precedent and representation and warranty specified in Section 2.11 of the Pooling and Servicing Agreement, dated as of November 1, 1999, among the Depositor, New Century Mortgage Corporation as Master Servicer, Firstar Bank, N.A. as Trustee and U.S. Bank National Association as Trust Administrator (the "Pooling and Servicing Agreement") and each condition precedent specified in the Subsequent Transfer Instrument has been satisfied by the Depositor.

                  Capitalized terms not defined herein have the meanings set forth in the Pooling and Servicing Agreement.

                  IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:   December __, 1999


                                            SALOMON BROTHERS MORTGAGE
                                            SECURITIES VII, INC.


                                            By:
                                                ----------------------------
                                            Name:
                                            Title:

                                                                       EXHIBIT 4

                  [FORM OF OFFICER'S CERTIFICATE OF THE SELLER]

                 Salomon Brothers Mortgage Securities VII, Inc.
                Floating Rate Mortgage Pass-Through Certificates
                      Series 1999-AQ2, Subsequent Transfer


                  This Certificate is being delivered to Thacher Proffitt & Wood ("TPW") for reliance hereon by TPW in rendering its opinion letter to which this Certificate is annexed, dated the date hereof (the "Opinion Letter"). The undersigned and the individual signing on its behalf understand, acknowledge and agree that the facts set forth in the Opinion Letter have been relied upon by TPW in rendering the Opinion Letter and by the addressee thereof and other parties to the transactions to which the Opinion Letter relates in the consummation of those transactions.

                  Reference is made to the sale of subsequent mortgage loans (the "Subsequent Mortgage Loans") by Ameriquest Mortgage Company ("Ameriquest") to Ameriquest Securities L.L.C. (the "Ameriquest L.L.C.") pursuant to a Subsequent Mortgage Loan Sale and Contribution Agreement, dated December __, 1999, between Ameriquest and the Ameriquest L.L.C. (the "Sale and Contribution Agreement") and the transfer of the Mortgage Loans by Ameriquest L.L.C. to Salomon Brothers Mortgage Securities VII, Inc. (the "Depositor") pursuant to a Subsequent Mortgage Loan Purchase Agreement, dated December __, 1999 (the "Purchase Agreement"). In consideration for its purchase of the Mortgage Loans, the Depositor will deliver to Ameriquest immediately available funds. The Sale and Contribution Agreement and the Purchase Agreement are hereinafter referred to as the "Agreements." Capitalized terms not defined herein have the meanings set forth in the Opinion Letter and the Agreements.

                  The undersigned, a duly elected _______________ of the Depositor, hereby certifies after reasonable investigation that:

          1. The transfer of the Subsequent Mortgage Loans by the undersigned pursuant to the Agreements was intended to be a sale and to be reported as such under generally accepted accounting principles ("GAAP") and for federal income tax purposes.

          2. In connection with the sale of the Subsequent Mortgage Loans by the undersigned pursuant to the Agreements, the undersigned (i) was solvent at all relevant times prior thereto and was not rendered insolvent thereby, (ii) after giving effect thereto, is able to pay its debts as they mature, (iii) was not left with unreasonably small capital for the business in which engaged and proposed to be engaged, (iv) had and has no intention of commencing any bankruptcy, insolvency or similar proceeding, (v) did not and does not have any intent to hinder, delay or defraud any of the undersigned's creditors, (vi) had a valid business reason therefor and (vii) received new value and consideration constituting reasonably equivalent value and fair consideration.

          3. The undersigned has not acquired, and will not acquire at any time, any direct or indirect ownership or other economic interest in, or other right or obligation with respect to, any Subsequent Mortgage Loan or Certificate, except as described in the Agreements.

          The undersigned has executed this Certificate as of December __, 1999.



                                            SALOMON BROTHERS MORTGAGE
                                            SECURITIES VII, INC.


                                            By:
                                                ---------------------------
                                            Name:
                                            Title:

                                                                       EXHIBIT 5

                   [FORM OF OPINION OF COUNSEL TO THE SELLER]


TO:  Addressees on Schedule A

                                                   December __, 1999


                  Re: Salomon Brothers Mortgage Securities VII, Inc. Floating Rate Mortgage Pass-Through Certificates Series 1999-AQ2
                        ------------------------------------------------

Ladies and Gentlemen:

          I am General Counsel of Ameriquest Securities L.L.C. (the "Company") and have acted as counsel to the Company in connection with the sale by the Company of certain residential first mortgage loans (the "Subsequent Mortgage Loans") pursuant to the Subsequent Mortgage Loan Purchase Agreement, dated as of December 8, 1999 (the "Purchase Agreement"), among the Company as seller, Salomon Brothers Mortgage Securities VII, Inc. as purchaser (the "Purchaser") and Ameriquest Mortgage Company as originator (the "Originator"). In connection with the sale of the Subsequent Mortgage Loans, the Company has entered into the Subsequent Mortgage Loan Sale and Contribution Agreement, dated as of December 8, 1999, between the Company and the Originator (the "Sale and Contribution Agreement"). The Sale and Contribution Agreement and the Purchase Agreement are referred to herein as the "Agreements". Capitalized terms not defined herein have the meanings set forth in the Agreements.

          As such counsel, I have examined original or reproduced or certified copies of the articles of formation and operating agreement of the Company, as amended to date, records of actions taken by the Board of Directors of the Company and copies of the Agreements, the Prospectus Supplement, dated November 8, 1999 (the "Prospectus Supplement"), to the Prospectus, dated June 23, 1999, relating to the Class A-1, Class A-2, Class M-1, Class M-2 and Class M-3 Certificates. I have also examined such other documents, papers, statutes and authorities as I deem necessary as a basis for the opinions hereinafter set forth. In all such examinations made by me in connection with this opinion, I have assumed the genuineness of all signatures and the completeness and authenticity of all records and all documents submitted to me as copies thereof. As to various matters of fact relevant to the opinions hereinafter expressed, I have relied upon the representations and warranties contained in the Agreements and statements and certificates of officers and representatives of the Company. As to matters in Paragraph 5 below with respect to which I opine based on my knowledge, I have relied solely upon inquiries made to and responses received from officers and representatives of the Company and the documents furnished to me by representatives of the Company, which documents such representatives have informed me include the only material indentures, agreements and instruments to which the Company is a party or by which it or any of its properties or assets are bound.

Salomon Brothers Mortgage Securities VII, Inc.
Salomon Smith Barney Inc.
December __, 1999                                                        Page 2.

          In addition to the foregoing, I have assumed that, if the Trustee, the Company or any Certificateholder seeks to enforce any of their respective rights under the Agreements, they will do so only in good faith and only in circumstances and in a manner in which it is commercially reasonable to do so.

          In addition to rendering legal advice and assistance to the Company in the course of the negotiation and preparation of the Agreements, involving, among other things, discussions and inquiries concerning various legal matters and the review of certain corporate records, documents and proceedings, I also participated in conferences with representatives of the Depositor and the Company's independent certified public accountants, at which the contents of the Prospectus Supplement and related matters were discussed and revised. I have not, however, except with respect to matters expressly covered by this opinion, independently verified the accuracy, completeness or fairness of the statements contained in the Prospectus Supplement, and, due to the limitations inherent in the information available to me and the nature and extent of my participation in such conferences, I am unable to assume, and I do not assume, any responsibility for the accuracy, completeness or fairness of such statements.

          I express no opinion except as to (i) United States federal law and
(ii) the laws of the State of Nevada.

          Based upon and subject to the foregoing, I am of the opinion that:

          1. The Company is duly authorized and qualified to transact any and all business contemplated by the Agreements in any state in which a Mortgaged Property securing a Subsequent Mortgage Loan is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure the enforceability of each Subsequent Mortgage Loan.

          2. The Company has the power to engage in the transactions contemplated by each and all of the Agreements and has all requisite power, authority and legal right to execute and deliver the Agreements and any other documents delivered in connection therewith and to perform and observe the terms and conditions of such instruments.

          3. Each of the Agreements has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement enforceable in accordance with its respective terms against the Company, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general equity principles regardless of whether such enforcement is considered in a proceeding in equity or at law.

          4. No consent, approval, authorization, license, permit or order of any court or governmental agency or body is required for the execution, delivery and performance by the

Salomon Brothers Mortgage Securities VII, Inc.
Salomon Smith Barney Inc.
December __, 1999                                                        Page 3.

Company of, or compliance by the Company with, any or all of the Agreements or the consummation of the transactions contemplated by the Agreements.

          5. The execution and delivery of the Agreements by the Company, the consummation of any other of the transactions contemplated by the Agreements and the fulfillment of or compliance with the terms of the Agreements are in the ordinary course of business of the Company and will not (A) result in a material breach of any term or provision of the certificate of formation or by-laws of the Company or (B) materially conflict with, result in a material breach, violation or acceleration of or result in a material default under the terms of any other material agreement or instrument of which I have knowledge to which the Company is a party or by which it may be bound, or any statute, order or regulation applicable to the Company of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company; and the Company is not a party to, bound by or in material breach or violation of any material indenture or other material agreement or instrument of which I have knowledge, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the best of my knowledge, will in the future materially and adversely affect,
(x) the ability of the Company to perform its obligations under the Agreements or (y) the business, operations, financial condition, properties or assets of the Company taken as a whole.

          6. To the best of my knowledge, there is no action, suit, proceeding or investigation pending or threatened against the Company which, in my judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the Agreements, the Certificates or the Subsequent Mortgage Loans or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be likely to impair materially the ability of the Company to perform its obligations under the terms of the Agreements.

          This opinion is solely for the benefit of the addressees hereof, and may not be relied upon in any manner by any other person or entity.


                                        Respectfully submitted,

                                   SCHEDULE A



Salomon Brothers Mortgage                   Moody's Investors Service
  Securities VII, Inc.                      99 Church Street
390 Greenwich Street, 4th Floor             New York, New York 10007
New York, New York 10013

Standard and Poor's Rating Services         Duff & Phelps Credit Rating Co.
26 Broadway                                 17 State Street, 12th Floor
New York, New York 10004                    New York, New York 10004


Norwest Bank Minnesota, N.A.                Salomon Smith Barney Inc.
Norwest Center                              390 Greenwich Street, 4th Floor
Sixth & Marquette                           New York, New York 10013
Minneapolis, Minnesota 55479

Chase Bank of Texas National Association
712 Main Street
Houston, Texas 77002

                                                                       EXHIBIT 6

                [FORM OF OFFICER'S CERTIFICATE OF THE ORIGINATOR]

          I, ________________ hereby certify that I am the duly appointed ___________________ of Ameriquest Mortgage Company, a Delaware corporation (the "Originator"), and further certify, on behalf of the Originator, as follows:

                  1. Attached hereto as Exhibit A is a true and correct copy of the Certificate of Incorporation and By-laws of the Originator, both of which are in full force and effect on the date hereof. There has been no amendment or other document filed affecting the Certificate of Incorporation of the Originator since April 29, 1997, and no such amendment has been authorized. There has been no amendment or other document filed affecting the By-laws of the Originator since September 14, 1994, and no such amendment has been authorized. Attached hereto as Exhibit B is a certificate of good standing, dated November 9, 1999 issued by the State of Delaware with respect to the Originator. No event has occurred since the date thereof that has affected the good standing of the Originator under the laws of the State of Delaware.

                  2. There are no actions, suits or proceedings pending or, to the best of my knowledge, threatened against or affecting the Originator that, if adversely determined, individually or in the aggregate, would adversely affect the Originator's ability to perform its obligations under (i) the Subsequent Mortgage Loan Sale and Contribution Agreement, dated as of December __, 1999 (the "Subsequent Mortgage Loan Sale and Contribution Agreement"), between Ameriquest Securities L.L.C. (the "Purchaser") and the Originator; (ii) the Subsequent Mortgage Loan Purchase Agreement, dated December __, 1999 (the "Purchase Agreement") among the Originator, the Purchaser and Salomon Brothers Mortgage Securities VII, Inc. (the "Depositor") or
          (iii) the Pooling and Servicing Agreement, dated as of November 1, 1999 (the "Pooling and Servicing Agreement"), among the Depositor as depositor, the Originator as master servicer (in such capacity, the "Master Servicer") and Norwest Bank Minnesota, National Association as Trustee. No proceedings looking toward merger, consolidation or liquidation, dissolution or bankruptcy of the Originator are pending or contemplated.

                  3. Each person who, as an officer or representative of the Originator or the Master Servicer, signed the Subsequent Mortgage Loan Sale and Contribution Agreement, the Purchase Agreement or the Pooling and Servicing Agreement and any other document delivered prior hereto or on the date hereof in connection with the purchase described in the Subsequent Mortgage Loan Sale and Contribution Agreement or the Purchase Agreement, or the transactions described in the Pooling and Servicing Agreement was, at the respective times of such signing and delivery, and is now, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents are their genuine signatures.

                                                                         Page 3.


                  4. Each of the Mortgage Loans referred to in the Subsequent Mortgage Loan Sale and Contribution Agreement, the Purchase Agreement and the Pooling and Servicing Agreement was originated in accordance with Section 6 (xvi) of the Purchase Agreement.

                  5. All of the representations and warranties of the Originator under the Subsequent Mortgage Loan Sale and Contribution Agreement and the Purchase Agreement, and of the Master Servicer under the Pooling and Servicing Agreement are true and correct in all material respects as of the Subsequent Transfer Date (subject, in the case of the Closing Schedule delivered pursuant to the Subsequent Mortgage Loan Sale and Contribution Agreement, to such amendments thereto as were duly made on or before the date hereof) and no event has occurred which, with notice or the passage of time or both, would constitute a default under the Subsequent Mortgage Loan Sale and Contribution Agreement or the Purchase Agreement, or an Event of Default under the Pooling and Servicing Agreement.

                  6. The information regarding the Subsequent Mortgage Loans set forth in the Mortgage Loan Schedule as an exhibit to the Subsequent Mortgage Loan Sale and Contribution Agreement, the Purchase Agreement and the Pooling & Servicing Agreement are true and correct in all material respects.

                   7. With respect to its sale of the Subsequent Mortgage Loans and the related transactions and undertakings contemplated by the Subsequent Mortgage Loan Sale and Contribution Agreement and the Purchase Agreement, the Originator has complied with all the obligations by which it is bound and has satisfied all the conditions on its part to be performed or satisfied prior to the Subsequent Transfer Date.

                  8. Capitalized terms used but not defined herein shall have the meanings assigned in the Subsequent Mortgage Loan Sale and Contribution Agreement.

                  IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Originator.

Dated:   December __, 1999

                                             By:
                                                 ----------------------------
                                             Name:
                                             Title:





                  I, _______________, an ______________________ of Ameriquest
Mortgage Company hereby certify that ___________________ is the duly appointed, qualified and acting _____________________ of the Originator and that the signature appearing above is his genuine signature.

                  IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:   December __, 1999

                                             By:
                                                 ----------------------------
                                             Name:
                                             Title:

                                                                       EXHIBIT 7

                [FORM OF OFFICER'S CERTIFICATE OF THE ORIGINATOR]

                 Salomon Brothers Mortgage Securities VII, Inc.
                       Floating Rate Mortgage Pass-Through
               Certificates, Series 1999-AQ2, Subsequent Transfer

                  Reference is made to the sale of subsequent mortgage loans (the "Subsequent Mortgage Loans") by Ameriquest Mortgage Company ("Ameriquest") to Ameriquest Securities L.L.C. (the "Purchaser") pursuant to a Subsequent Mortgage Loan Sale and Contribution Agreement (the "Sale and Contribution Agreement"), dated December __, 1999, between Ameriquest and the Purchaser (the "Purchase Agreement"), the transfer of the Mortgage Loans by the Purchaser to Salomon Brothers Mortgage Securities VII, Inc. (the "Depositor") pursuant to a Subsequent Mortgage Loan Purchase Agreement, dated December __, 1999 (the "Purchase Agreement"). The Sale and Contribution Agreement and the Purchase Agreement are hereinafter collectively referred to as the "Agreements". In consideration for its purchase of the Subsequent Mortgage Loans, the Depositor will deliver to Ameriquest Securities L.L.C immediately available funds. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreements.

                  The undersigned is a duly appointed _______________ of Ameriquest and hereby certifies after reasonable investigation that:

          1. The transfer of the Subsequent Mortgage Loans by the undersigned pursuant to the Agreements was intended to be a sale and to be reported as such under generally accepted accounting principles ("GAAP") and for federal income tax purposes.

          2. In connection with the sale of the Subsequent Mortgage Loans by the undersigned pursuant to the Agreements, the undersigned (i) was solvent at all relevant times prior thereto and was not rendered insolvent thereby, (ii) after giving effect thereto, is able to pay its debts as they mature, (iii) was not left with unreasonably small capital for the business in which engaged and proposed to be engaged, (iv) had and has no intention of commencing any bankruptcy, insolvency or similar proceeding, (v) did not and does not have any intent to hinder, delay or defraud any of the undersigned's creditors, (vi) had a valid business reason therefor and (vii) received new value and consideration constituting reasonably equivalent value and fair consideration.

          3. The undersigned has not acquired, and will not acquire at any time, any direct or indirect ownership or other economic interest in, or other right or obligation with respect to, any Subsequent Mortgage Loan or Certificate, except as described in the Agreements.

                                                                         Page 2.


          The undersigned has executed this Certificate as of December __, 1999.


                                              AMERIQUEST MORTGAGE COMPANY


                                              By:
                                                  ------------------------------
                                              Name:
                                              Title:

                                                                       EXHIBIT 8

                 [FORM OF OPINION OF COUNSEL TO THE ORIGINATOR]


TO:  Addressees on Schedule A

                                                        November __, 1999


                  Re: Salomon Brothers Mortgage Securities VII, Inc.
                      Floating Rate Mortgage Pass-Through Certificates Series 1999-AQ2
                      ------------------------------------------------

Ladies and Gentlemen:

          I am General Counsel of Ameriquest Mortgage Company (the "Company") and have acted as counsel to the Company in connection with the servicing by the Company of certain residential first mortgage loans (the "Subsequent Mortgage Loans") pursuant to the Pooling and Servicing Agreement, dated as of November 1, 1999 (the "Pooling and Servicing Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. as depositor (the "Depositor"), the Company and Norwest Bank Minnesota, National Association as trustee (the "Trustee"), relating to the issuance and sale by the Depositor of Floating Rate Mortgage Pass-Through Certificates, Series 1999-AQ2, designated as the Class A-1, Class A-2, Class M-1, Class M-2, Class M-3, Class CE, Class P, Class R-I, Class R-II and Class R-III (collectively, the "Certificates"). In connection with the sale and servicing of the Subsequent Mortgage Loans, the Company has entered into the Custodial Agreement, dated as of November __, 1999, among the Trustee, the Company, the Depositor and Chase Bank of Texas National Association as custodian (the "Custodial Agreement") and the Subsequent Mortgage Loan Sale and Contribution Agreement, dated November __, 1999, between the Company and Ameriquest Securities L.L.C. (the "Purchaser") (the "Sale and Contribution Agreement"). The Sale and Contribution Agreement, the Purchase Agreement, the Custodial Agreement, the Pooling and Servicing Agreement, are collectively referred to herein as the "Agreements". Capitalized terms not defined herein have the meanings set forth in the Agreements.

          As such counsel, I have examined original or reproduced or certified copies of the certificate of incorporation and bylaws of the Company, as amended to date, records of actions taken by the Board of Directors of the Company and copies of the Agreements, the Prospectus Supplement, dated November __, 1999 (the "Prospectus Supplement"), to the Prospectus, dated June 23, 1999, relating to the Class A-1, Class A-2, Class M-1, Class M-2 and Class M-3 Certificates. I have also examined such other documents, papers, statutes and authorities as I deem necessary as a basis for the opinions hereinafter set forth. In all such examinations made by me in connection with this opinion, I have assumed the genuineness of all signatures and the completeness and authenticity of all records and all documents submitted to me as copies thereof. As to various matters of fact relevant to the opinions hereinafter expressed, I have relied upon the representations and warranties contained in the Agreements and statements and certificates of officers and representatives of the Company. As to matters in Paragraph 5 below with respect to which I opine based on my knowledge, I have relied

Salomon Brothers Mortgage Securities VII, Inc.
Salomon Smith Barney Inc.
Ameriquest Securities L.L.C.
November __, 1999                                                        Page 2.

solely upon inquiries made to and responses received from officers and representatives of the Company and the documents furnished to me by representatives of the Company, which documents such representatives have informed me include the only material indentures, agreements and instruments to which the Company is a party or by which it or any of its properties or assets are bound.

          In addition to the foregoing, I have assumed that, if the Trustee, the Company or any Certificateholder seeks to enforce any of their respective rights under the Agreements, they will do so only in good faith and only in circumstances and in a manner in which it is commercially reasonable to do so.

          In addition to rendering legal advice and assistance to the Company in the course of the negotiation and preparation of the Agreements, involving, among other things, discussions and inquiries concerning various legal matters and the review of certain corporate records, documents and proceedings, I also participated in conferences with representatives of the Depositor and the Company's independent certified public accountants, at which the contents of the Prospectus Supplement and related matters were discussed and revised. I have not, however, except with respect to matters expressly covered by this opinion, independently verified the accuracy, completeness or fairness of the statements contained in the Prospectus Supplement, and, due to the limitations inherent in the information available to me and the nature and extent of my participation in such conferences, I am unable to assume, and I do not assume, any responsibility for the accuracy, completeness or fairness of such statements.

          I express no opinion except as to (i) United States federal law and
(ii) the laws of the State of California.

          Based upon and subject to the foregoing, I am of the opinion that:

          1. The Company is duly authorized and qualified to transact any and all business contemplated by the Agreements in any state in which a Mortgaged Property securing a Subsequent Mortgage Loan is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure the enforceability of each Subsequent Mortgage Loan and the servicing of the Subsequent Mortgage Loans in accordance with the terms of the Pooling and Servicing Agreement.

          2. The Company has the power to engage in the transactions contemplated by each and all of the Agreements and has all requisite power, authority and legal right to execute and deliver the Agreements and any other documents delivered in connection therewith and to perform and observe the terms and conditions of such instruments.

Salomon Brothers Mortgage Securities VII, Inc.
Salomon Smith Barney Inc.
Ameriquest Securities L.L.C.
November __, 1999                                                        Page 3.

          3. Each of the Agreements has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement enforceable in accordance with its respective terms against the Company, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general equity principles regardless of whether such enforcement is considered in a proceeding in equity or at law.

          4. No consent, approval, authorization, license, permit or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of, or compliance by the Company with, any or all of the Agreements or the consummation of the transactions contemplated by the Agreements.

          5. The execution and delivery of the Agreements by the Company, the servicing of the Subsequent Mortgage Loans by the Company, the consummation of any other of the transactions contemplated by the Agreements and the fulfillment of or compliance with the terms of the Agreements are in the ordinary course of business of the Company and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Company or (B) materially conflict with, result in a material breach, violation or acceleration of or result in a material default under the terms of any other material agreement or instrument of which I have knowledge to which the Company is a party or by which it may be bound, or any statute, order or regulation applicable to the Company of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company; and the Company is not a party to, bound by or in material breach or violation of any material indenture or other material agreement or instrument of which I have knowledge, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the best of my knowledge, will in the future materially and adversely affect, (x) the ability of the Company to perform its obligations under the Agreements or (y) the business, operations, financial condition, properties or assets of the Company taken as a whole.

          6. To the best of my knowledge, there is no action, suit, proceeding or investigation pending or threatened against the Company which, in my judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the Agreements, the Certificates or the Subsequent Mortgage Loans or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be likely to impair materially the ability of the Company to perform its obligations under the terms of the Agreements.

          7. Based upon my participation, nothing has come to my attention that has caused me to believe that the information contained in the Prospectus Supplement, dated November __, 1999 relating to the Subsequent Mortgage Loans, the Seller, and its loan portfolio, specifically the information, in the summary under the subheadings "Summary--The Subsequent Mortgage Loans","Risk Factors--Certain Subsequent Mortgage Loans Have High Loan-to-Value Ratios Which May Present a Greater Risk of Loss With Respect to Such Subsequent Mortgage Loans, --Certain Subsequent Mortgage Loans Are Delinquent as of the Subsequent Cut-off Date, Which May Present a Greater Risks of Loss With Respect to Such Subsequent Mortgage Loans, --The Subsequent Mortgage Loans Are Concentrated in the State of California, Which May Present a Greater Risk of Loss With Respect to Such Subsequent Mortgage Loans, --The Rate and Timing of Principal Distributions on the Offered Certificates Will Be Affected by Prepayment Speeds, --Violation of Various Federal and State Laws May Result in Losses on the Subsequent Mortgage Loans, the "Mortgage Pool" and "Pooling and Servicing Agreement--The Originator and Master Servicer" and with respect to any private placement memorandum or other offering document, any information of a comparable nature, is true and accurate and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          This opinion is solely for the benefit of the addressees hereof, and may not be relied upon in any manner by any other person or entity.


                                              Respectfully submitted,



                                              -------------------------------